EXHIBIT 99.1
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  Contacts:  NICOLE  MALONEY                         TONI  MARIE  HART
             Public  Relations                       Investor  Relations
             FitzGerald Communications, Inc.         Insightful  Corporation
             415-677-0211                            206-283-8802  x378
             nmaloney@fitzgerald.com                 toni@insightful.com


                  INSIGHTFUL CONTINUES INTERNATIONAL EXPANSION;
                             FORMS GERMAN SUBSIDIARY

 COMPANY TO ACQUIRE DATA ANALYSIS BUSINESS FROM ITS BERLIN-BASED DISTRIBUTOR TO
             BOLSTER CUSTOMER BASE AND CONSULTING SERVICES IN EUROPE


SEATTLE - July 31, 2001 - INSIGHTFUL CORPORATION (NASDAQ: IFUL), a leading provider of scalable enterprise software solutions for data analysis, announced today the formation of a new subsidiary in Berlin Germany, under the name INSIGHTFUL GMBH. In addition, Insightful GmbH has entered into an agreement to acquire the Berlin-based data analysis operations of GraS Graphische Systeme GmbH ("GraS"), Insightful's longtime distributor in Germany. The formation of Insightful GmbH provides the company with an expanded direct sales channel and local consulting expertise in continental Europe. Insightful GmbH will sell and support S-PLUS, StatServer and S-PLUS Analytic Server, which help data analysts and business managers make better decisions faster using statistics, data mining and predictive analysis.

"There are significant opportunities for Insightful products and services in Germany," said Shawn Javid, president and CEO of Insightful. "The formation of our German subsidiary is aligned with our long-term strategy to expand our international sales and provide superior service to our growing roster of European customers."

With the establishment of its new subsidiary, Insightful now has direct sales and support presence in continental Europe, in addition to its branch office in the UK and new offices in France. Insightful customers in Germany include:
Aventis Pharma, Bayer AG, Boehringer Ingelheim, Dresdner Bank, Lufthansa Systems and West LB.


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Under  the  terms  of the agreement, Insightful GmbH acquires existing sales and support resources, customer list, revenue pipeline, and certain other assets from GraS. During a transition period lasting until January 1, 2002 Insightful will share offices and services with GraS. Upon completion of the transition period the acquisition of GraS assets will take place. GraS will remain a Valued Added Reseller (VAR) of Insightful products in the German G.I.S. market. This transaction will be accounted for in the first quarter of 2002 quarter as purchased assets. For fiscal 2001, the net impact on operating income will be neutral. For fiscal 2002 and beyond, Insightful expects this transaction to be accretive.

ABOUT  INSIGHTFUL
Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistics, data mining and predictive analysis, which expedite accurate decision-making and improve business performance.

Insightful's products, including S-PLUS(R), StatServer(R) and S-PLUS Analytic Server(TM), play a key role in data warehousing and business intelligence initiatives by delivering analytical tools and graphical reports that convert data into insight. Insightful also provides consulting, application development outsourcing, data integration and training focused on data analysis and predictive modeling. The company has been delivering data analysis solutions for over a decade to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications and manufacturing, plus many research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, England, France and Germany, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-206-283-8802.

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NOTE  TO  INVESTORS  -  FORWARD  LOOKING  STATEMENTS
This release contains information about management's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, but not limited to, the risks associated with distribution channels; the risks associated with international operations; the risks associated with acquisitions; the risks associated with investments in new products and services; and the ability to enhance current products and to introduce new products in a timely fashion. Please refer to the cautionary statements appearing in Insightful's Annual and Quarterly Reports and prospectus filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause Insightful's actual results to differ materially from those discussed in forward-looking statements.

Insightful, the Insightful logo, "intelligence from data" and S-PLUS Analytic Server are trademarks of Insightful Corporation. S-PLUS and StatServer are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.


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